Exhibit 10.28

PATENT LICENSE AGREEMENT

by and between

ADVANCED BIOHEALING, INC.,

and

SMITH & NEPHEW, INC.

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (“Agreement”), is made by and between Advanced BioHealing, Inc., a Delaware corporation (“ABH”) and, Smith & Nephew, Inc., a Delaware corporation ( “S&N”) as of the 25th day of May, 2006 (“Effective Date”).

WHEREAS, ABH and Smith & Nephew Wound Management (La Jolla) (“SNWMLJ”) are parties to an Asset Purchase Agreement dated May 25, 2006 (the “APA”), pursuant to which ABH agreed to purchase from SNWMLJ certain Purchased Assets as defined in the APA, which Purchased Assets include certain patents; and

WHEREAS, in accordance with the terms of the APA, ABH has agreed to license back to S&N certain patents as may be needed by S&N for the present and/or future operation of the S&N Business, as defined herein below;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

DEFINITIONS.

“Affiliate” shall mean, with respect to any party, any other person or business entity which directly or indirectly controls, is controlled by or is under common control with such Party.

“S&N Business” means the worldwide business and market for repair, regeneration, prophylaxis or symptomatic relief of diseases or medical conditions of tissue or organs comprising musculoskeletal system, including research and product development relating thereto. Specifically this includes cartilage, bone, meniscus, ligament, tendon, synovium, perichondrium, periosteum and joint associated adipose tissues and specifically excludes the research, development, manufacture, marketing or sale of DERMAGRAFT® and TRANSCYTE® products (and extracellular matrix and concentrated conditioned media) and any products that compete with such products.

“Excluded Uses” shall mean the following products or fields of use: (i) NouriCel® product, (ii) collagen products for defined aesthetic purposes; (iii) “Sygenix” liver testing product; (iv) CABG procedures; and (v) other uses provided for herein or permitted in the Pre-existing Agreements as defined below.

“Licensed Patents” means the worldwide patents and pending applications listed in Schedule A attached hereto, together with the resulting patents issued therefrom, as well as all related provisional applications, divisional applications, continuation applications, continuation-in-part applications, reissues, reexaminations, PCT applications, statutory invention registrations , or extensions of any of the foregoing as well as any foreign patents allowed on parallel claims

“Licensed Product(s)” means any product or service, article, composition, component or system the manufacture, use, or sale of which is covered by a valid claim within the Patents.

“Territory” means worldwide.

ARTICLE II.

LICENSE.

2.1 Exclusive License For S&N Business. Effective as of the Effective Date, ABH hereby grants to S&N and its Affiliates an exclusive, worldwide, royalty-free license to the Licensed Patents within the S&N Business and the Territory only, with the right to assign and sublicense (as set forth in Section 2.2), to make, have made, use, sell, offer for sale, import and export Licensed Products.

2.2 Right to Assign or Sublicense. S&N shall have the unrestricted right to assign any license granted under Section 3.1, or to grant sublicenses within the S & N Business under any of the Licensed Patents, to one or more third parties. S&N agrees to provide written notice to ABH in the event that any such assignments are made or sublicenses granted.

2.3 Right to maintain Pre-existing Agreements . ABH acknowledges that certain of the Licensed Patents are subject to agreements between S&N (and/or its Affiliates, including SNWMLJ) and third parties (including those set forth in Schedule B attached hereto (“the Pre-existing Agreements”), and ABH further grants to S&N and/or its Affiliates all rights necessary to maintain the Pre-existing Agreements in full force and effect, so that nothing contained in this Agreement, the APA, or any other agreement between ABH and S&N shall in any way affect the rights of the parties to the Pre-existing Agreements; provided, however, that S&N shall have no right to amend, modify or terminate the Pre-existing Agreements without the prior written consent of ABH.

2.4 Limitations and Acknowledgements. No license or right to use, either express or implied, is granted hereunder by ABH to S&N with respect to the Licensed Patents except as expressly set forth in this Article 2. S&N expressly agrees that it has no rights to practice the Licensed Patents in the field of the Excluded Uses. S&N hereby acknowledges and agrees that, as between the parties, all right, title and interest in and to the Patents shall belong to ABH, and that S&N’s rights therein shall be limited to those license rights granted pursuant to this Agreement, except as provided in that certain Security Agreement from ABH to S&N and its Affiliates dated 5/25/06, as of the date hereof. By entering into this Agreement, S&N shall acquire no ownership interest in the Licensed Patents. S&N shall not take any action that jeopardizes the proprietary rights of ABH or its Affiliates in the Licensed Patents.

2.5 Patent Marking. S&N shall use commercially reasonable efforts to place appropriate patent notices on all Licensed Products. If in the judgment of S&N it is impractical to so mark any such product, then S&N shall use commercially reasonable efforts to so mark the packages, containers, or documentation distributed with the Licensed Product.

ARTICLE III.

MAINTENANCE AND SUPPORT OF LICENSED PATENTS.

3.1 Maintenance. ABH has the right, but not the obligation, at its expense, to pay all maintenance fees for the Licensed Patents, maintain the existence and present status of the Licensed Patents, and prosecute the Licensed Patents. If ABH: (i) elects not to pay any applicable maintenance fees, (ii) elects not to prosecute any applications or patent reexamination proceeding, or (iii) otherwise fails to maintain its ownership interest in any patent or application included within the Licensed Patents, then ABH shall provide notice to S&N thereof at least thirty (30) days prior to the operative date for payment, prosecution or other action, and S&N shall then have the option to pay the fee, or prosecute or maintain the patent or application that is the subject of the notice, at S&N’s sole discretion. If S&N chooses to exercise this option, it shall notify ABH within ten (10) days following the date of the notice from ABH, after which S&N may take whatever action it deems appropriate to maintain the patent(s) or pending application(s), at its sole discretion, and ABH shall assign any such patent or pending application to S&N provided, however, that S&N agrees not enforce such patent or pending application (or patent issuing therefrom) against ABH or its Affiliates arising from the manufacture, use, or sale of products outside the S&N Business.

3.2 Cooperation. S&N agrees to make employees of S&N and its Affiliates reasonably available to assist ABH in the preparation, prosecution, maintenance, and protection of applications and patents included within the Licensed Patents, and to execute any and all oaths, declarations, assignments, affidavits, powers of attorney and any other papers in connection therewith. Such assistance and cooperation shall include, but not be limited to, communicating to ABH, its Affiliates or to its successors, assigns and legal representatives, any relevant facts known to the employees of S&N and its Affiliates relating to the patent right in question, testifying in any legal proceedings, signing all lawful papers relating to provisional applications, divisional applications, continuation applications, continuation-in-part applications, reissues, reexaminations, PCT applications, statutory invention registrations, and making all other lawful oaths and declarations

ARTICLE IV.

ENFORCEMENT PROCEEDINGS.

4.1 Notice of Infringing Activities. In the event that a party becomes aware of the actual or threatened infringement by a third party of any Licensed Patents anywhere in the world, such party shall promptly notify the other in writing.

4.2 Infringement of Licensed Patents. ABH shall at all times have the sole right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce the Licensed Patents throughout the world against any unauthorized use, including the filing and prosecution of patent litigation. If ABH elects to pursue a claim, it shall have sole and absolute discretion to engage legal counsel, control the litigation, retain any damages awarded, or settle the matter and retain the proceeds of the settlement. S&N may be added as a nominal party to the proceeding, as necessary or desired to obtain a more effective remedy. S&N shall assist ABH and cooperate in any litigation that ensues with respect to such infringement when and as reasonably requested by ABH and at ABH’s expense.

4.3 Joint Enforcement Action. If ABH elects under Section 4.2 not to pursue a claim, the parties may agree to joint participation in any infringement suit or other enforcement action with respect to any of the Licensed Patents. If the parties agree to such an action, the respective responsibilities of the parties, and their contributions to the costs and participation in any recoveries, will be agreed upon in writing prior to undertaking such joint enforcement action.

4.4 Status of Activities. Each party shall keep the other party informed of the status of its activities regarding any litigation or settlement thereof concerning the Licensed Patents.

ARTICLE V.

INDEMNIFICATION.

5.1 Indemnification by S&N. S&N agrees to indemnify, defend, and hold ABH, and its directors, officers, employees, representatives and agents harmless from and against any and all claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including reasonable attorneys’ and other professional fees and other costs of litigation) (collectively, “Liabilities”), arising out of or attributable to: (i) the design, marketing, manufacture sale or use by S&N (or its sublicensees and assigns) of any product embodying or covered by the Licensed Patents; (ii) the gross negligence or willful misconduct of S&N in connection with this Agreement; or (iii) any material breach of any covenant or obligation of S&N under this Agreement; provided, however, that such indemnification shall not apply to any Liabilities to the extent directly attributable to the gross negligence, intentional misconduct or breach of this Agreement by ABH.

5.2 Indemnification Procedures. In the event that ABH intends to claim indemnification pursuant to Section 5.1, ABH shall promptly notify S&N in writing of the alleged Liability, provided that the failure to promptly notify S&N shall not relieve S&N of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs S&N’s ability to defend against the claim, suit or proceeding. S&N shall have the sole right to control the defense and settlement of the Liability, provided that: (i) S&N may not consent to imposition of any obligation or restriction on ABH in any settlement unless mutually agreed among ABH and S&N; (ii) S&N shall keep ABH fully informed and permit ABH to participate (at ABH’s expense) as ABH may reasonably request; and (iii) ABH may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if S&N declines to defend against such claim, suit or proceeding, or otherwise fails to take responsibility therefor. ABH shall cooperate with S&N and its legal representatives in the investigation of any Liability. Except as provided otherwise in this Section 5.2, ABH shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of S&N.

ARTICLE VI.

DISCLAIMER OF ALL WARRANTIES.

THE LICENSED PATENTS ARE LICENSED HEREUNDER “AS IS” AND “WITH ALL FAULTS.” ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE LICENSED PATENTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY ABH, ITS AGENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

ARTICLE VII

NO DAMAGES.

EXCEPT AS PROVIDED IN ARTICLE VI ABOVE, UNDER NO CIRCUMSTANCES WILL A PARTY BE LIABLE FOR DAMAGES OF ANY KIND, WHETHER COMPENSATORY OR GENERAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE

OR INCIDENTAL, OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON ANY USE OF THE LICENSED PATENTS, CLAIMS OF ABH’S OR S&N’S END-USER CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, USE OF MONEY OR USE OF THE LICENSED PATENTS, INTERRUPTION IN USE OR AVAILABILITY OF ANY PRODUCT, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, REGARDLESS OF WHETHER A LIMITED REMEDY IS DEEMED TO FAIL ITS ESSENTIAL PURPOSE. THIS ARTICLE SHALL NOT APPLY ONLY WHEN AND TO THE EXTENT THAT APPLICABLE LAW SPECIFICALLY REQUIRES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION. THE FOREGOING DISCLAIMERS AND LIMITATIONS OF LIABILITY ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE ROYALTY-FREE LICENSE AND SHALL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWABLE BY LAW.

ARTICLE VII.

TERM.

This Agreement shall be effective and be deemed to be entered into as of the Effective Date, and may not be terminated except as expressly provided herein. ABH may terminate this Agreement if S&N commits a material breach of its obligations under this Agreement, including any use of the Licensed Patents outside the S&N Business, and S&N fails to cure that breach within thirty (30) days after receiving written notice thereof from ABH. The license granted with respect to any Patent shall be for the duration of the Patent in the country in which it is issued.

ARTICLE IX.

MISCELLANEOUS PROVISIONS.

9.1 Independent Contractors. The relationship of ABH and S&N established by this Agreement is that of independent contractors, and nothing herein shall be construed to: (i) give a party the power to direct or control the day-to-day activities of another party; (ii) constitute the parties as partners, principal and agent, employer and employee, co-owners or franchiser and franchisee; or (iii) allow a party to create or assume any obligation on behalf of another party for any purpose whatsoever. Except as otherwise set forth herein, all financial and other obligations associated with each party’s businesses are the sole responsibility of such party.

9.2 Assignment. Either party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder to a third party without the prior approval of the other party.

9.3 Amendment or Modification. No alteration, amendment, waiver, cancellation or any other changes in any term or condition of this Agreement shall be valid or binding on a party unless the same shall have been mutually assented to in writing by all parties.

9.4 Waiver. The failure of a party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the another party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter. The express waiver by a party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

9.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested (if available), overnight mail with a nationally recognized overnight mail courier, or sent by telex, facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to the person indicated below, or at such other address or person for which such party gives notice hereunder. Notices will be deemed given three (3) business days after deposit in the U.S. Mail, one (1) business day after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by telex, facsimile or similar communication, as applicable.

If to S&N:

Smith & Nephew, Inc.

Endoscopy Division

150 Minuteman Rd.

Andover, MA 01810

Attention: President

With a copy to:

Smith & Nephew, Inc.

1450 Brooks Road

Memphis, TN 38116

Attention: Chief Legal Officer

Fax: (901) 399-1174

If to ABH:

Advanced BioHealing, Inc.

347 Fifth Avenue

Suite 1407

New York, NY 10016

Attention: Mr. Kevin Rakin

With a copy to:

Wiggin and Dana

400 Atlantic Street

P. O. Box 110325

Stamford, CT 06911-0325

Attention: Mr. James F. Farrington, Jr.

9.6 Severability. If any section, paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

9.7 Governing Law. This Agreement will be construed in accordance with, and governed by, the laws of the State of Delaware, U.S.A., excluding conflicts of law rules.

9.8 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the parties and supersede and terminate all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

9.9 Interpretation. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Reference to the singular includes the plural and reference to the plural includes the singular, according to the context. Reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute shall include any amendments thereto, any successor statutes and all regulations, rulings and orders promulgated thereunder, in effect at any applicable date of determination. Except as otherwise stated, reference to Articles, Sections, Exhibits, paragraphs and recitals means the Articles, Sections, Exhibits, paragraphs and recitals of this Agreement. For purposes of this Agreement, (i) the words “including” or “includes” or similar terms used herein shall be deemed to be followed by the words “without limitation”, whether or not such additional words are actually set forth herein, and (ii) the words “herein”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole.

**********

Remainder of Page Left Blank Intentionally

IN WITNESS WHEREOF, ABH and S&N have caused this Agreement to be executed by their duly authorized representatives identified below.

ADVANCED BIOHEALING, INC		SMITH & NEPHEW, INC.

By:	/s/ David Eisenbud	By:	/s/ Robert Lucas

Name:	Dr. David Eisenbud	Name:	Robert A. Lucas

Title:	President	Title:	Assistant Secretary

Date:	May 25, 2006	Date:	May 25, 2006

SCHEDULE A

to

Patent License Agreement

PATENTS

5,763,267	Apparatus for the large scale growth and packaging of cell suspensions and three-dimensional tissue cultures	United States Canada Australia Japan Europe	5,763,267 2251594 723592 97537303 896548

4,721,096	Process for replicating bone marrow in vitro and using the same	United States Canada Australia New Zealand	4,721,096 1282725 595813 218282

None	Process for replicating bone marrow in vitro and using the same	Canada France Germany Great Britain Italy Japan Japan (div)	1310926 309456 P3751519.5 309456 309456 2857392 09-268792

4,963,489	Three-dimensional cell and tissue culture system	United States United States (RE) Japan	4,963,489 90/006732 01-50940289 A

		Europe	358506

5,843,766	Apparatus for the growth and packaging of three-dimensional tissue cultures	United States	5,843,766

6,291,240	Cells or tissues with increased protein factors and methods of making and using the same	United States	6,291,240

5,460,939	Temporary living skin replacement	United States	5,460,939

6,381,981	Container for shipping and storing frozen products	United States	6,381,981

5,478,739	Three-dimensional stromal cell and tissue culture system	United States	5,478,739

5,830,708	Methods for production of naturally secreted extracellular matrix	United States New Zealand Japan Australia Great Britain France Germany Spain Italy United States (CIP) United States (CIPCON1) United States (CIPCON2)	5,830,708 311313 11507558 708090 967364 967364 967364 967364 967364 09/948379 2004180431 2004259190

5,858,721	Three-dimensional cell and tissue culture system	United States	5,858,721

5,518,915	Three-dimensional mucosal cell and tissue culture system	United States	5,518,915

6,284,284	Compositions and methods for production and use of an injectable naturally secreted extracellular matrix	United States	6,284,284

5,266,480	Three-dimensional skin culture system	United States	5,266,480

5,443,950	Three-dimensional cell and tissue culture system	United States United States (RE)	5,443,950 90/006733

5,512,475	Three-dimensional skin cell and tissue culture system	United States	5,512,475

6,291,240	Cells or tissues with increased protein factors	United States (con)	09/724,410

SCHEDULE B

1)	Amended and Restated License Agreement between Smith & Nephew Wound Management (La Jolla), T.J. Smith & Nephew Limited, Inamed Corporation and ATS Liquidating Trust dated as of August 31, 2003, as may have been amended.

2)	Three Party Technology Transfer Agreement between Smith & Nephew Wound Management (La Jolla), Inamed Corporation and Immucor, Inc. dated as of August 31, 2003, as may have been amended.

3)	Intellectual Property License Agreement by and between Smith & Nephew Wound Management (La Jolla), T.J. Smith & Nephew Limited and SkinMedica, Inc. dated as of August 28, 2003, as may have been amended.

4)	Three Party Technology Transfer Agreement by and between SkinMedica, Inc. Smith & Nephew Wound Management (La Jolla) and Immucor, Inc. dated as of August 23, 2003, as may have been amended.

5)	Amended and Restated Business Intellectual Property License Agreement by and between Smith & Nephew Wound Management (La Jolla) f.k.a Dermagraft Joint Venture, T.J. Smith & Nephew Limited and Advanced Tissue Sciences, Inc. executed on May 28, 2003, as may have been amended.

6)	Intellectual Property License Agreement by and between John T. Freeman, Trustee of the ATS Liquidating Trust and Iken Tissue Therapeutics, as may have been amended.

7)	Technology Transfer Agreement by and between Smith & Nephew Wound Management (La Jolla) and Theregen, Inc. dated as of March 31, 2006.

8)	Intellectual Property License Agreement by and between ATS Liquidating Trust and Regenemed, Inc., as may have been amended,

9)	Process Development and Clinical Supply Agreement by and among Cambrex Bio Science Walkersville, inc., Smith & Nephew Wound Management (La Jolla), Inamed Medical Products Corporation and SkinMedica, Inc. dated as of June 30, 2004.

10)	Cell Development Alliance Agreement by and between Smith & Nephew Wound Management (La Jolla), Inamed Medical Product Corporation and SkinMedica, Inc. dated as of March 30, 2004.